Exhibit 10.4

THOMAS PROPERTIES GROUP, INC.

2004 NON-EMPLOYEE DIRECTOR PLAN

1.    Purpose. The purpose of this Thomas Properties Group, Inc. 2004 Non-Employee Director Plan is to attract and retain qualified individuals who are not employed by the Company or its Affiliates to serve as Directors.

2.    Definitions. As used in this Plan,

(a) “Affiliate” means any entity directly or indirectly controlling, controlled by or under common control with the Company. Control of an entity or the Company means the power to direct the management and policies of such entity or the Company, directly or indirectly, whether through the ownership of Voting Securities or other interests, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Annual Grant” means a grant of Restricted Shares to a Non-Employee Director in accordance with Section 5 of this Plan.

(c) “Annual Meeting” means the Company’s annual meeting of stockholders.

(d) “Award” means any award of an Initial Grant or Annual Grant under this Plan.

(e) “Award Agreement” means a written agreement between the Company and a Non-Employee Director setting forth the terms, conditions and restrictions of the Award granted to the Non-Employee Director.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” shall have the meaning provided in Section 6 of this Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Common Shares” means the shares of common stock, par value $.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 3(b) of this Plan.

(j) “Company” means Thomas Properties Group, Inc., a Delaware corporation.

(k) “Date of Grant” means (i) with respect to an Initial Grant, the close of business on the date on which the Non-Employee Director is first elected or appointed to the Board, and (ii) with respect to an Annual Grant, the date on which the Annual Meeting in any calendar year is first convened.

(l) “Director” means a member of the Board.

(m) “Effective Date” means July 8, 2004.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o) “Fair Market Value” means, as of any particular date, the closing sale price per Common Share as reported on the principal exchange on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred.

(p) “Initial Grant” means a grant of Restricted Shares to a Non-Employee Director in accordance with Section 4 of this Plan.

(q) “Non-Employee Director” means each member of the Board from time to time who is not an employee of the Company or any of its Affiliates.

(r) “Plan” means this Thomas Properties Group, Inc. 2004 Non-Employee Director Plan.

(s) “Restricted Shares” means Common Shares as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in Section 4 or Section 5 of this Plan has lapsed.

(t) “Total Disability” means the permanent or total disability of a Non-Employee Director within the meaning of Section 22(e)(3) of the Code, as determined by the Board in good faith.

(u) “Voting Power” means, at any time, (i) the combined voting power of the Voting Securities in the case of the Company, or (ii) the combined voting power of then-outstanding securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another entity.

(v) “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another entity.

3.    Shares Available Under the Plan.

(a) Subject to adjustment as provided in Section 3(b) of this Plan, the number of Common Shares that may be issued or transferred as Restricted Shares and released from substantial risks of forfeiture thereof shall not exceed in the aggregate 60,000 Common Shares. Such shares may be authorized but unissued shares or treasury shares or a combination of the foregoing.

(b) The number of shares available in Section 3(a) above shall be adjusted to account for shares relating to Awards that are forfeited. The number and type of shares available in Section 3(a) shall also automatically be adjusted to reflect (a) any stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

4.    Initial Grants.

(a) Without any further action of the Board, each person who is elected or appointed for the first time to be a Non-Employee Director shall automatically receive an Initial Grant determined by dividing $37,500 by the Fair Market Value of a Common Share on the Date of Grant; provided, however, that the number of Restricted Shares shall be rounded downward such that no fractional share shall be issued.

(b) Each Initial Grant shall constitute an immediate transfer of the ownership of Restricted Shares to the Non-Employee Director, entitling such Non-Employee Director to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer set forth in this Section 4.

(c) Each Initial Grant shall provide that the Restricted Shares covered by such Initial Grant shall be subject to a “substantial risk of forfeiture” until the Annual Meeting that occurs in the second calendar year following the Date of Grant. Each Initial Grant shall provide that the Non-Employee Director shall forfeit the Restricted Shares covered by such Initial Grant if such Non-Employee Director terminates his or her service with the Company while such Restricted Shares are subject to a substantial risk of forfeiture. Notwithstanding the foregoing, each such Initial Grant shall provide for the immediate lapse of such substantial risk of forfeiture in the event of (i) the Non-Employee Director’s death or Total Disability, or (ii) upon a Change in Control.

(d) Each Initial Grant shall require that any or all dividends or other distributions (other than cash dividends) declared or otherwise distributed thereon be subject to the same restrictions as the underlying Initial Grant.

(e) Each Initial Grant shall provide that during the period for which such substantial risk of forfeiture has not lapsed, the Restricted Shares shall not be sold or otherwise transferred, other than by will or the laws of descent and distribution.

(f) Notwithstanding the provisions of Section 4(a), upon the appointment of initial Non-Employee Directors to the Board following the Company’s initial public offering of Common Shares, each such Non-Employee Director shall receive an Initial Grant of 2,500 Restricted Shares in lieu of the Initial Grant specified in Section 4(a).

(g) Each Initial Grant shall be evidenced by an Award Agreement, which shall contain such terms and provisions not inconsistent with this Plan as the Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Non-Employee Director in whose name such certificates are registered, endorsed in blank.

5.    Annual Grants.

(a) Commencing with the Annual Meeting in 2005, each person who is then a Non-Employee Director, and who did not receive an Initial Grant within 90 days prior to such Annual Meeting, without any further action of the Board, shall automatically receive an Annual Grant determined by dividing $15,000 by the Fair Market Value of a Common Share on the Date of Grant; provided, however, that the number of Restricted Shares shall be rounded downward such that no fractional share shall be issued.

(b) Each Annual Grant shall constitute an immediate transfer of the ownership of Restricted Shares to the Non-Employee Director, entitling such Non-Employee Director to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer set forth in this Section 5.

(c) Each Annual Grant shall provide that the Restricted Shares covered by such Annual Grant shall be subject to a “substantial risk of forfeiture” until the Annual Meeting that occurs in the first calendar year following the Date of Grant. Each Annual Grant shall provide that the Non-Employee Director shall forfeit the Restricted Shares covered by such Annual Grant if such Non-Employee Director terminates his or her service with the Company while such Restricted Shares are subject to a substantial risk of forfeiture. Notwithstanding the foregoing, each such Annual Grant shall provide for the immediate lapse of such substantial risk of forfeiture in the event of (i) the Non-Employee Director’s death or Total Disability, or (ii) upon a Change in Control.

(d) Each Annual Grant shall provide that during the period for which such substantial risk of forfeiture has not lapsed, the Restricted Shares shall not be sold or otherwise transferred, other than by will or the laws of descent and distribution.

(e) Each Annual Grant shall require that any or all dividends or other distributions (other than cash dividends) declared or otherwise distributed thereon be subject to the same restrictions as the underlying Annual Grant.

(f) Each Annual Grant shall be evidenced by an Award Agreement, which shall contain such terms and provisions not inconsistent with this Plan as the

Board may approve. Unless otherwise directed by the Board, all certificates representing Restricted Shares shall be held in custody by the Company until all restrictions thereon shall have lapsed, together with a stock power or powers executed by the Non-Employee Director in whose name such certificates are registered, endorsed in blank.

6.    Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in a Non-Employee Director’s Award Agreement, a “Change in Control” shall mean the occurrence of any of the following events:

(a) Any transaction, whether effected directly or indirectly, resulting in any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Exchange Act and the rules thereunder) having “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of the Voting Securities of the Company that represent greater than 35% of the Voting Power of the Company, other than: (1) any transaction or event resulting in the beneficial ownership of such Voting Securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company by any employee benefit plan (or related trust) sponsored or maintained by the Company or any person controlled by the Company, (2) any transaction or event resulting in the beneficial ownership of such Voting Securities by the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company, or (3) any transaction or event resulting in the beneficial ownership of such Voting Securities pursuant to a transaction described in Section 6(c) below that would not be a Change in Control under Section 6(c);

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election by the Company’s stockholders, or nomination for election by the Board, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of Directors or other solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (i) a merger, consolidation, reorganization, or business combination, or (ii) a sale or other disposition of all or substantially all of the Company’s assets, or (iii) the acquisition of assets or stock of another entity, in each case, other than a transaction: (1) which results in the Company’s Voting Securities outstanding immediately before the transaction continuing to represent

(either by remaining outstanding or by being converted into Voting Securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, greater than 50% of the Voting Power of the Successor Entity immediately after the transaction, and (2) after which no person or group beneficially owns Voting Securities representing greater than 50% of the Voting Power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 6(c)(2) as beneficially owning Voting Securities representing greater than 50% of the Voting Power of the Successor Entity solely as a result of the Voting Securities held in the Company prior to the consummation of the transaction; or

(d) the approval by the Company’s stockholders of a liquidation or dissolution of the Company.

For purposes of Section 6(a) above, the calculation of Voting Securities shall be made as if the date of the acquisition were a record date for a vote of the Company’s stockholders, and for purposes of Section 6(c) above, the calculation of Voting Securities shall be made as if the date of the consummation of the transaction were a record date for a vote of the Company’s stockholders.

7.    Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan.

8.    Administration of the Plan.

(a) This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or a subcommittee thereof). To the extent of any such delegation, references in this Plan to the Board shall be deemed to be references to such committee or subcommittee.

(b) The interpretation and construction by the Board of any provision of this Plan or of any Award Agreement, and any determination by the Board pursuant to any provision of this Plan or of any such Award Agreement, shall be final and conclusive. No member of the Board shall be liable for any such action or determination made in good faith.

9.    Amendment and Termination of Plan. The Board may from time to time and at any time amend or terminate the Plan in whole or in part; provided, however, that any amendment (i) which must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal exchange on which the Common Shares are traded or quoted, or (ii) which would increase the benefits accruing to Non-Employee Directors, increase the aggregate number of Common Shares that may be issued under the Plan or materially modify the eligibility requirements for participating in the Plan, shall not be effective unless and until the stockholders of the Company have approved such amendment. Notwithstanding anything to the contrary set forth in this Plan, in the event the common stock of the Company is no longer listed for trading with a national securities exchange or the Nasdaq National Market, then all further grants under this Plan shall be suspended until the Board shall take further action with respect thereto.

10.    Governing Law. All issues concerning construction, validity and interpretation of this Plan and all Awards granted hereunder shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

11.    General Provisions.

(a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company’s stockholders or to limit the rights of the stockholders to remove any Director.

(b) All notices under this Plan shall be in writing, and if to the Company, shall be delivered to the Secretary of the Company or mailed to its principal office, ARCO Plaza, 515 South Flower Street, Los Angeles, California 90071, addressed to the attention of the Secretary; and if to a Non-Employee Director, shall be delivered personally or mailed to the Non-Employee Director at the address appearing on the records of the Company. Such addresses may be changed at any time by written notice to the other party.